UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2018

ICOX INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Redwood Ave., Building F, Los Angeles, CA 90066
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

Effective May 17, 2018, we granted 100,000 stock options to James Carter, one of our directors. The stock options are exercisable at the exercise price of $0.60 per share until May 17, 2028. The stock options vest monthly over 36 months, with 1/36 of the stock options vesting each month commencing on May 17, 2018. We granted the stock options to one non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2018, we appointed James Carter as a director of our company.

Mr. Carter, age 72, is a Chartered Professional Accountant with over 45 years’ experience in both the private and public business sectors, and was Vice President of a NYSE listed company focused on merchant banking activities from 1998 to 2017. He specialized in conducting corporate evaluations, due diligence reviews, analysis and related negotiations for corporate acquisitions, as well as designing, negotiating, managing and implementing corporate and debt restructurings and risk management programs.

He was based in Europe from 1998 to 2005, and has extensive domestic and international experience encompassing both North American and European capital markets with particular expertise gained in emerging markets and the natural resources sector.

During his career, he has served as an officer and director of a number of private and publicly traded companies in various industries in both North America and Europe.

In connection with the appointment of James Carter as a director, we entered into an offer letter with Mr. Carter, pursuant to which, among other things, we agreed to pay Mr. Carter $50,000 in annual cash compensation and grant 100,000 stock options. Effective May 17, 2018, we granted to Mr. Carter 100,000 stock options, which are exercisable at an exercise price of $0.60 per share until May 17, 2028. The stock options vest monthly over 36 months, with 1/36 of the stock options vesting each month commencing on May 17, 2018.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

Except as disclosed above, we have not been party to any transaction with Mr. Carter since January 1, 2016, or any currently proposed transaction with Mr. Carter in which we were or is to be a participant and where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which Mr. Carter had or will have a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOX INNOVATIONS INC.

/s/ Bruce Elliott
Bruce Elliott
President

May 18, 2018

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